Exhibit 99.1

Gelesis Reports Third Quarter 2022 Results

Plenity quarterly product revenue increased 114% year-over-year to $6.4 million, with 23,500 new members and 92,000 units sold in Q3

Quarterly gross profit increased by $2.6 million year-over-year, with gross margin improving from 8% to 44%

Company is preparing to submit Plenity for Over the Counter (OTC) status, which would make it available without the need for a prescription and further reduce cost of customer acquisition

BOSTON, NOVEMBER 14, 2022 – Gelesis Holdings, Inc. (NYSE: GLS) (“Gelesis” or the “Company”), the maker of Plenity for weight management, today reported financial results for the third quarter of 2022. Plenity is a novel orally administered, FDA-cleared weight management therapy that helps people feel satisfied with smaller portions, so they can eat less and lose weight, while still enjoying the foods they love. Plenity is the only FDA-cleared aid for weight management for people with a BMI as low as 25, up to a BMI of 40, with the largest addressable market of any prescription weight management approach on the market today.

“We continued to see strong uptake of Plenity among consumers and physicians in the third quarter with 114% topline growth this quarter compared to the prior year period as well as 36% of additional gross margin. Despite a significant reduction in marketing spend compared to the first two quarters this year, we acquired over 23,500 new members and sold over 92,000 units during the third quarter of 2022, more than twice as many units as we sold in the prior year quarter. As expected, the reduced level of marketing investment had an impact on revenues this quarter, in line with our current guidance,” said Yishai Zohar, Founder and CEO of Gelesis.

“We believe that to take advantage of Plenity’s differentiated profile, affordability, and broad label, Plenity should be widely available and easily accessible, and I am excited to announce that we are pursuing an application with the FDA to change the classification of Plenity to over-the-counter, which would make it available without the need for a prescription. If approved, Plenity would become only one of two FDA-regulated oral treatments for weight management available without a prescription. Importantly for Gelesis, the change to OTC should improve our cost of acquiring new members and allow other cost reductions associated with the prescription granting process, thereby reducing our reliance on capital markets to reach profitability. We believe we will be able to grow sales more efficiently as we potentially open up new sales channels and build towards the long-term potential of Plenity.

“Now is the right time to pursue an OTC pathway based on Plenity’s best in class safety data, as demonstrated in over 185,000 patients. An effective, affordable, and trusted personal weight management product like Plenity available over the counter will be a game changer for individuals struggling with excess weight. We intend to submit our application to the FDA in the coming months and could potentially receive market clearance by the middle of next year. We are confident that an OTC classification, if approved, will enhance our ability to acquire new members and allow other cost reductions associated with the prescription granting process while sustaining revenue growth in a capital efficient way, thus reducing our reliance on the capital markets to reach profitability.”

Key Business Metrics

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
In thousands	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
New members acquired	23,500	15,700	107,700	44,000
Units sold	92,070	45,825	336,530	132,602
Product revenue, net	$ 6,443	$ 3,014	$ 22,930	$ 8,293
Average selling price per unit, net	$ 69.98	$ 65.77	$ 68.14	$ 62.54
Gross profit	$ 2,827	$ 251	$ 9,615	$ 709
Gross margin	44%	8%	42%	9%

Third Quarter 2022 Results

•
Product revenue, net, was $6.4 million for the third quarter 2022 compared to $3.0 million for the third quarter 2021, a 114% increase year-over-year.
•
A total of 23,500 members joined during third quarter 2022 compared to 15,700 members joined during the third quarter 2021, a 50% increase year-over-year, while 92,070 units were sold during the third quarter 2022 compared to 45,825 during the third quarter 2021, a 101% increase year-over-year.
•
Gross profit was $2.8 million for the third quarter 2022 compared to $0.2 million for the third quarter 2021, with gross margin for the third quarter 2022 increasing to 44% from 8% in the third quarter 2021, attributable to increased sales volume and lower costs of goods sold per unit.
•
Net loss was $(14.1) million and Adjusted EBITDA was $(12.3) million for the third quarter 2022, compared to net loss of $(30.7) million and Adjusted EBITDA of $(26.2) million for the third quarter 2021.

A reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to net loss, its most comparable financial measure under generally accepted accounting principles in the United States (“U.S. GAAP”), is included in the tables accompanying this press release. See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Recent Business Highlights

•
Gelesis is preparing an application to the FDA to change the classification of Plenity from prescription-only to be available over the counter (“OTC”). An OTC classification would make Plenity widely available and easily accessible, empowering individuals struggling with excess weight with an easier path to an effective, affordable, and trusted weight management product. With Plenity’s unprecedented safety and efficacy profiles, demonstrated in over 185,000 patients, the Company believes this is the optimal time to pursue an OTC pathway with the FDA. Based on Gelesis’ timelines, Plenity could receive clearance from the FDA to market as an OTC product by the middle of 2023.
•
Earlier this month, Dr. Frank Greenway, principal investigator, presented data from Gelesis’ LIGHT-UP Study at Obesity Week. Waist to Height Ratio, known to be correlated with insulin resistance and metabolic syndrome, was a predictor of weight loss response in the study based on a post-hoc analysis.
•
Gelesis presented additional data at Obesity Week demonstrating that its investigational clinical-stage hydrogel, Gel-B, preferentially enhances the growth of Akkermansia muciniphilia in preclinical models compared to prebiotics. Akkermansia muciniphilia is a bacteria associated with thickened mucosal lining of the gut, that encourages improved gut barrier function, and lean body mass.
•
In August, Gelesis presented its LIGHT-UP study at the International Congress of Endocrinology in Singapore. Clinical data from the study suggests that Gelesis’ new oral hydrogel, GS200, may improve insulin sensitivity and favorably impact metabolic syndrome. The 25-week study also examined the effects of GS200 on insulin resistance, indicating it is helpful in improving weight loss among those with prediabetes and type-2 diabetes.
•
In July and August, Gelesis completed a private placement of $25.0 million in promissory notes with existing top tier shareholders.

Financial Outlook for Fiscal Year 2022

The Company is reiterating its guidance for the full year fiscal year 2022:

•
Product revenue, net, to be in the range of $27.0 million to $30.0 million.
•
Gross profit to be in the range of $11.0 million to $13.0 million.
•
Adjusted EBITDA to be in the range of $(75.0) million to $(80.0) million.

The guidance provided above constitutes forward-looking statements which are subject to uncertainty. Actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Conference Call and Webcast Information

Gelesis management will host a conference call today at 8:30 am ET to discuss the third quarter 2022 results, followed by a question-and-answer period. The live call can be accessed via webcast on the “Events & Presentations” section of the Gelesis Investor Relations website at https://ir.gelesis.com/. The webcast will also be archived and available for replay shortly after the call has concluded. Those who are interested in participating in the live call can dial 844-200-6205 from the U.S. and 929-526-1599 internationally and enter the access code 849038.

About Gelesis

Gelesis Holdings Inc. (NYSE: GLS) (“Gelesis”) is a consumer-centered biotherapeutics company and the maker of Plenity®, which is inspired by nature and FDA cleared to aid in weight management. Our first-of-their-kind non-systemic superabsorbent hydrogels are made entirely from naturally derived building blocks. They are inspired by the composition and mechanical properties of raw vegetables, taken by capsule, and act locally in the digestive system, so people feel satisfied with smaller portions. Our portfolio includes Plenity® and potential therapies in development for patients with Type 2 Diabetes, Non-alcoholic Fatty Liver Disease (NAFLD)/Non-alcoholic Steatohepatitis (NASH), and Functional

Constipation. For more information, visit gelesis.com, or connect with us on Twitter @GelesisInc. Plenity® is indicated to aid weight management in adults with excess weight or obesity, a Body Mass Index (BMI) of 25–40 kg/m², when used in conjunction with diet and exercise.

Important Safety Information about Plenity

•
Patients who are pregnant or are allergic to cellulose, citric acid, sodium stearyl fumarate, gelatin, or titanium dioxide should not take Plenity.
•
To avoid impact on the absorption of medications:
o
For all medications that should be taken with food, take them after starting a meal.
o
For all medications that should be taken without food (on an empty stomach), continue taking on an empty stomach or as recommended by your physician.
•
The overall incidence of side effects with Plenity was no different than placebo. The most common side effects were diarrhea, distended abdomen, infrequent bowel movements, and flatulence.
•
Contact a doctor right away if problems occur. If you have a severe allergic reaction, severe stomach pain, or severe diarrhea, stop using Plenity until you can speak to your doctor.

Rx Only. For the safe and proper use of Plenity or more information, talk to a healthcare professional, read the Patient Instructions for Use, or call 1-844-PLENITY.

Forward-Looking Statements

Certain statements, estimates, targets and projections in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding Gelesis’ or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to Gelesis’ expected operating and financial performance and market opportunities. In addition, any statements that refer to guidance, projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Gelesis assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Gelesis gives no assurance that any expectations set forth in this press release will be achieved. Various risks and uncertainties (some of which are beyond Gelesis’ control) or other factors could cause actual future results, performance or events to differ materially from those described herein. Some of the factors that may impact future results and performance may include, without limitation: (i) the ability of Gelesis to raise financing, if and when needed and/or to issue or sell common stock pursuant to our committed equity financing agreement; (ii) the ability of Gelesis to continue as a going concern; (iii) Gelesis’ ability to achieve and maintain widespread market acceptance of Plenity; (iv) the impact of current and future applicable laws and regulations and Gelesis’ ability to comply with such laws and regulations; (v) Gelesis’ ability to produce adequate supply of Plenity, including Gelesis’ ability to continue to invest in manufacturing capacity and to build additional manufacturing sites; (vi) the development of the telehealth market and regulations related to remote healthcare; (vii) global economic, political and social conditions and uncertainties in the markets that Gelesis serves, including risks and uncertainties caused by the COVID-19 pandemic or other natural or man-made disasters; (viii) Gelesis’ ability to enter into strategic collaborations, to acquire businesses or products or form strategic alliances and to realize the benefits of such collaborations, acquisitions and alliances; (ix) the level of demand, and willingness of potential members to pay out-of-pocket for, Plenity; (x) the ability of Gelesis to enforce its intellectual property rights and proprietary technology ; (xi) the risk that a third-party’s activities, including with respect to third parties that Gelesis has granted out licenses to or granted limited exclusive or non-exclusive commercial rights, may overlap or interfere with the commercialization of Plenity; (xii) Gelesis’ ability to successfully develop and expand its operations and manufacturing and to effectively manage such growth; (xiii) Gelesis’ business partners’ ability to successfully launch and commercialize Plenity in certain key markets; (xiv) risk relating to the loss of Gelesis’ suppliers or distributors, or their inability to provide adequate supply of materials or distribution; (xv) the risk that Gelesis’ business partners may experience significant disruptions in their operations; (xvi) Gelesis’ ability to retain its senior executive officers and to attract and keep senior management and key scientific and commercial personnel; (xvii) Gelesis’ ability to identify and discover additional product candidates and to obtain and maintain regulatory approval for such candidates, including GS200; (xviii) risks related to potential product liability exposure for Plenity, GS200, or other future product candidates; (xix) risks related to adverse publicity in the weight management industry, changes in the perception of Gelesis’ brands, and the impact of negative information or inaccurate information about Gelesis on social media; (xx) Gelesis’ ability to enhance its brand recognition, increase distribution of Plenity and generate product sales and reduce operating losses going forward; (xxi) the impact of risks associated with economic, financial, political, environmental and social matters and conditions on Gelesis’ supply chain, its manufacturing operations and other aspects of its business; (xxii) Gelesis’ ability to accurately forecast revenue and appropriately monitor its associated expenses in the future; (xxiii) Gelesis’ ability to compete against other weight management and wellness industry participants or other more effective or more favorably perceived weight management methods, including pharmaceuticals, devices and surgical procedures; (xxiv) foreign currency fluctuations and inflation; (xxv) the risk that Gelesis fails to maintain adequate operational and financial resources or to raise additional capital or generate sufficient cash flows; (xxvi) Gelesis’ ability to successfully protect against security breaches and other disruptions to its information technology structure; (xxvii) the ability of Gelesis to maintain its listing on the New York Stock Exchange; (xxviii) failure to realize the anticipated benefits of the business combination; (xxix) our ability to successfully pursue OTC classification for Plenity and the timing for market clearance of such classification; and (xxx) other important factors discussed in the “Risk Factors” section of Gelesis’ most recent Annual Report on Form 10-K and in other filings that Gelesis makes with the Securities and Exchange Commission. These filings address other important risks and uncertainties that could cause actual results and events to differ materially from those contained in the forward-looking statements.

Disclaimer

Gelesis assumes no obligation and does not intend to update or revise the results provided in this press release. The results provided in this press release represent past performance and are not necessarily predictive of future results.

Plans to Make Plenity Available Without a Prescription

We believe Plenity’s advantages are its differentiated safety-to-efficacy profile, broad approved labeling, and affordability to the consumer. Accordingly, we believe it is important that Plenity be widely available and easily accessible to consumers. We plan to pursue an application with the FDA to change Plenity's classification in the United States from prescription-only to over-the-counter. In addition to making Plenity more accessible to people struggling with excess weight, we believe making Plenity available over-the-counter could reduce costs associated with acquiring new members and allow us to reduce costs associated with the prescription granting process, while also enabling new sales channels for the Company. We plan to submit our application to the FDA during the first quarter of 2023 and could receive market clearance by the third quarter of 2023.

Key Business Metrics

We monitor the following key metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. We believe the following metrics are useful in evaluating our business:

New members acquired

We define new members acquired as the number of consumers in the United States who have begun their weight loss journey with Plenity during the financial period presented. This is the total number of recurring and non-recurring consumers who have begun their weight loss journey during the financial period presented. We do not differentiate from recurring and non-recurring consumers as of this date as (i) we strongly believe every member’s weight-loss journey is chronic and long-term in nature, and (ii) we have not initiated our long-term strategy and mechanisms to retain and/or win-back members. We will continue to evaluate the utility of this business metric in future periods.

Units sold

Units sold is defined as the number of 28-day supply units of Plenity sold through strategic partnerships with online pharmacies and telehealth providers as well as the units sold to our strategic partners outside the United States. Note that the terms “units” and “monthly kits”, as mentioned in Gelesis’ various public disclosures and filings, are synonymous when used to describe the sales volume of Plenity.

Product revenue, net

We recognize product revenue in accordance with Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, when we transfer promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

Our product revenue is derived from product sales of Plenity, net of estimates of variable consideration for which reserves are established for expected product returns, shipping charges to end-users,

pharmacy dispensing and platform fees, merchant and processing fees, and promotional discounts offered to end-users.

Average selling price per unit, net

Average selling price per unit, net is the gross price per unit sold during the period net of estimates of per unit variable consideration for which reserves are established for expected product returns, shipping charges to end-users, pharmacy dispensing and platform fees, merchant and processing fees, and promotional discounts offered to end-users.

Gross profit and gross margin

Our gross profit represents product revenue, net, less our total cost of goods sold, and our gross margin is our gross profit expressed as a percentage of our product revenue, net. Our gross profit and gross margin have been and will continue to be affected by a number of factors, including the prices we charge for our product, the costs we incur from our vendors for certain components of our cost of goods sold, the mix of channel sales in a period, and our ability to sell our inventory.

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we believe that Adjusted EBITDA, a non-GAAP measure, is useful in evaluating our operating performance. We define “Adjusted EBITDA” as net (loss) income before depreciation and amortization expenses, provision for (benefit from) income taxes, interest expense, net, stock-based compensation and (gains) and losses related to changes in fair value of our warrant liability, our convertible promissory note liability, our tranche rights liability, our earnout liability and the One S.r.l. call option. We use Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes because it facilitates internal comparisons of our historical operating performance. We believe that this non-GAAP financial measure, when taken together with the corresponding GAAP financial measure, net loss, provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider Adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that Adjusted EBITDA is helpful to our investors as it is a metric used by management in assessing the health of our business and our operating performance.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. A reconciliation is provided below for Adjusted EBITDA to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measure and the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure, and not to rely on any single financial measure to evaluate our business.

SELECTED UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$ 24,847	$ 28,397
Accounts receivable and grants receivable	5,564	9,903
Inventories	18,411	13,503
Property and equipment, net	55,152	58,515
All other current and non-current assets	26,543	35,983
Total assets	$ 130,517	$ 146,301
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Accounts payable	$ 7,969	$ 10,066
Accrued expenses and other current liabilities	12,256	13,660
Deferred income, current portion	28,895	32,370
Notes and convertible notes payable, current portion	30,101	29,078
Warrant liabilities	590	15,821
Earnout liability	3,376	—
Deferred income, non-current portion	8,150	8,914
Notes payable, non-current portion	26,716	35,131
All other current and non-current liabilities	5,585	7,648
Total liabilities	123,638	152,688
Noncontrolling interest	10,474	11,855
Redeemable convertible preferred stock	—	311,594
Total stockholders’ deficit	(3,595)	(329,836)
Total liabilities, noncontrolling interest, redeemable convertible preferred stock and stockholders’ deficit	$ 130,517	$ 146,301

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Product revenue, net	$6,443	$3,014	$22,930	$8,293
Licensing revenue	209	—	209	—
Total revenue, net	6,652	3,014	23,139	8,293
Operating expenses:
Costs of goods sold	3,616	2,763	13,315	7,584
Selling, general and administrative	17,032	24,725	87,188	50,642
Research and development	3,365	3,238	16,298	13,206
Amortization of intangible assets	567	567	1,700	1,700
Total operating expenses	24,580	31,293	118,501	73,132
Loss from operations	(17,928)	(28,279)	(95,362)	(64,839)
Change in the fair value of earnout liability	2,814	—	55,495	—
Change in the fair value of convertible promissory notes	(852)	—	(1,008)	—
Change in the fair value of warrants	540	(2,231)	6,624	(9,282)
Interest expense, net	(164)	(361)	(485)	(949)
Other income, net	1,441	141	2,371	1,032
Loss before income taxes	(14,149)	(30,730)	(32,365)	(74,038)
Provision for income taxes	—	—	—	17
Net loss	(14,149)	(30,730)	(32,365)	(74,055)
Accretion of Legacy Gelesis senior preferred stock to redemption value	—	(23,111)	(37,934)	(139,237)
Accretion of noncontrolling interest put option to redemption value	(80)	(95)	(253)	(285)
Net loss attributable to common stockholders	$(14,229)	$(53,936)	$(70,552)	$(213,577)
Net loss per share attributable to common stockholders—basic and diluted	$(0.20)	$(9.61)	$(1.02)	$(38.19)
Weighted average common shares outstanding—basic and diluted	72,772,627	5,615,192	69,349,679	5,592,931

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(32,365)	$(74,055)
Adjustments to reconcile net loss to net cash used in operating activities:		.
Amortization of intangible assets	1,700	1,700
Reduction in carrying amount of right-of-use assets	343	133
Depreciation	2,133	591
Stock-based compensation	26,539	4,180
Issuance of common stock commitment shares	500	—
Gain on sales of common stock	(1)	—
Unrealized loss on foreign currency transactions	1,305	132
Non-cash interest (income) expense	(29)	65
Gain on CMS amendment	(209)	—
Loss on One S.r.l. amendment	278	—
Accretion on marketable securities	—	(1)
Change in the fair value of earnout liability	(55,495)	—
Change in the fair value of warrants	(6,624)	9,282
Change in the fair value of convertible promissory notes	1,008	—
Change in fair value of One S.r.l. call option	(808)	601
Change in fair value of interest rate swap contract	(758)	95
Changes in operating assets and liabilities:
Account receivables	(745)	618
Grants receivable	3,407	(1,145)
Prepaid expenses and other current assets	5,246	(5,981)
Inventories	(4,928)	(4,470)
Other assets	229	(5,137)
Accounts payable	(1,758)	3,278
Accrued expenses and other current liabilities	2,742	16,161
Operating lease liabilities	(341)	(123)
Deferred income	(2,799)	34,542
Other long-term liabilities	(23)	(6,861)
Net cash used in operating activities	(61,453)	(26,395)
Cash flows from investing activities:
Purchases of property and equipment	(8,473)	(18,383)
Maturities of marketable securities	—	24,000
Net cash (used in) provided by investing activities	(8,473)	5,617
Cash flows from financing activities:
Proceeds from Business Combination, net of transaction costs	70,479
Principal repayment of notes payable	(1,342)	(226)
Repayment of convertible promissory notes, held at fair value	(27,284)	—
Proceeds from convertible promissory notes, held at fair value	25,000	—
Proceeds from issuance of promissory notes	—	5,679
Proceeds from exercise of warrants	4	10
Proceeds from exercise of share-based awards	110	9
Proceeds from sales of common stock, net of issuance costs	39	—
Net cash provided by financing activities	67,006	5,472
Effect of exchange rates on cash	(630)	(816)
Net decrease in cash	(3,550)	(16,122)
Cash and cash equivalents at beginning of year	28,397	48,144
Cash and cash equivalents at end of period	$24,847	$32,022
Noncash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expense	$958	$2,086
Deferred financing costs included in accounts payable and accrued expense	$—	$564
Recognition of earnout liability	$58,871	$—
Recognition of private placement warrant liability	$8,140	$—
Acquisitions of right-of-use assets under operating leases	$101	$190
Supplemental cash flow information:
Interest paid on notes payable	$233	$199

NET LOSS TO ADJUSTED EBITDA RECONCILIATION

(In thousands, Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
In thousands	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted EBITDA
Net loss	$(14,149)	$(30,730)	$(32,365)	$(74,055)
Provision for income taxes	—	—	—	17
Depreciation and amortization	1,260	800	3,833	2,291
Stock based compensation expense	4,574	1,086	26,539	4,180
Change in fair value of earnout liability	(2,814)	—	(55,495)	—
Change in fair value of warrants	(540)	2,231	(6,624)	9,282
Change in fair value of convertible promissory notes	852	—	1,008	—
Change in fair value of One S.r.l. call option	(1,673)	47	(808)	601
Interest expense, net	164	361	485	949
Adjusted EBITDA	$(12,326)	$(26,205)	$(63,427)	$(56,735)

Contacts

Investors & Media:

Katie Sullivan

ksullivan@gelesis.com

Source: Gelesis Holdings, Inc.